Exhibit 99.1

Castellum, Inc. to Participate in the “2025 Virtual Tech Conference: Discover the Innovations Reshaping Tomorrow” Virtual Conference Presented by Maxim Group LLC on Tuesday, June 3rd – Thursday, June 5th at 9:00 a.m. EDT

VIENNA, Va., June 02, 2025 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) announces that its Chief Executive Officer, Glen Ives, has been invited to present at the “2025 Virtual Tech Conference: Discover the Innovations Reshaping Tomorrow,” presented by Maxim Group LLC, on Tuesday, June 3rd – Thursday, June 5th at 9:00 a.m. EDT.

Castellum, Inc. will be taking part in the “2025 Virtual Tech Conference: Discover the Innovations Reshaping Tomorrow.” The rapid evolution of technology is paving the way for disruption across all industries, including healthcare, drones, consumer IoT, business solutions, gaming & entertainment, and more. In Maxim’s 2025 Virtual Tech Conference, emerging growth companies will explore how they are expanding their use of Quantum Computing and Artificial Intelligence (‘AI”) to position themselves for the future. Maxim Senior Analysts will facilitate engaging dialogues with CEOs and key management of diverse companies who have their attention on technology and how it will impact and grow their business.

This conference will be held live on M-Vest. To attend, sign up to become an M-Vest member.
Click here to learn more and reserve your seat

About Castellum, Inc. (NYSE-American: CTM):

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - https://castellumus.com/.

About Maxim Group LLC:

Maxim Group LLC is a full-service investment banking, securities and wealth management firm headquartered in New York. The firm provides a full array of financial services including investment banking; private wealth management; and global institutional equity, fixed-income and derivatives sales & trading, equity research, and prime brokerage services. Maxim Group is a registered broker-dealer with the U.S. Securities and Exchange Commission and the Municipal

Securities Rulemaking Board and is a member of FINRA SIPC, and NASDAQ. To learn more about Maxim Group, visit maximgrp.com.

Contact:

Glen Ives
President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com
https://castellumus.com